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                                                                     EXHIBIT 5.5

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June 12, 2003


Casella Waste Systems, Inc.
25 Greens Hill Lane
Rutland, Vermont  05701

     Re:  REGISTRATION STATEMENT ON FORM S-4

Dear Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") relating to the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the issuance and exchange of up to $150,000,000 original principal amount of 9.75% Senior Subordinated Notes Due 2013 (the "New Notes"), of Casella Waste Systems, Inc., a Delaware corporation (the "Company"), and the guarantees of the obligations represented by the New Notes (the "Guarantees" and, together with the New Notes, the "Securities") by the subsidiaries of the Company set forth on SCHEDULE A hereto (such entities, collectively, the "Guarantors").

     The Securities are to be issued pursuant to an Indenture, dated as of January 24, 2003, as supplemented and amended from time to time (the "Indenture"), among the Company, the Guarantors and U.S. Bank National Association, as trustee (the "Trustee"). The Securities are to be issued in an exchange offer (the "Exchange Offer") for a like aggregate original principal amount of 9.75% Senior Subordinated Notes Due 2013 currently outstanding (the "Old Notes") in accordance with the terms of an Exchange and Registration Rights Agreement, dated as of January 21, 2003 (the "Registration Rights Agreement"), by and among the Company, the Guarantors and the Purchasers (as defined therein), which is filed as Exhibit 4.2 to the Registration Statement.

     Solely for the purpose of furnishing this opinion, we are acting as special counsel for K-C International, Ltd., an Oregon corporation (the "Oregon Guarantor"), in connection with the issuance by the Company and the Guarantors of the Securities. We have examined copies of the Registration Statement as filed with the Commission. We have also examined and relied upon

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Casella Waste Systems, Inc.
June 12, 2003
Page 2

the Registration Rights Agreement, the Indenture, resolutions adopted by the board of directors of the Oregon Guarantor, as provided to us by the Oregon Guarantor, the articles of incorporation and by-laws of the Oregon Guarantor, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

     In our examination of the foregoing documents, we have assumed that (1) each natural person executing the Indenture and the Guarantee on behalf of the Oregon Guarantor, or any other document referred to herein, is legally competent to do so; and (2) each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine.

     We express no opinion herein with respect to matters governed by any laws other than the state laws of the State of Oregon.

     Except to the extent expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of any facts or other information, and no inference as to our knowledge or the existence or absence of any such facts or other information should be drawn from the fact of our representation of the Oregon Guarantor as special counsel.

     Based upon and subject to the foregoing, we are of the opinion that:

          1. The Oregon Guarantor has duly authorized, executed and delivered the Indenture; and

          2. The Oregon Guarantor has duly authorized the execution and delivery of its Guarantee.

     It is understood that this opinion is to be used only in connection with the offer and exchange of the Securities while the Registration Statement is in effect.

     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

     Our advice on legal issues addressed herein represents our opinion concerning how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances peculiar to the case, and our opinions are not a guaranty of an outcome of any legal dispute which may arise with regard to the documents referred to herein.

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Casella Waste Systems, Inc.
June 12, 2003
Page 3

     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

                                      Very truly yours,

                                      /s/ Holland & Knight LLP

                                      HOLLAND & KNIGHT LLP

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                                   SCHEDULE A

               All Cycle Waste, Inc.
               Alternate Energy, Inc.
               Atlantic Coast Fibers, Inc.
               B. and C. Sanitation Corporation
               Blasdell Development Group, Inc.
               Bristol Waste Management, Inc.
               Casella NH Investors Co., LLC
               Casella NH Power Co., LLC
               Casella RTG Investors Co., LLC
               Casella Transportation, Inc.
               Casella Waste Management of Massachusetts, Inc. Casella Waste Management of N.Y., Inc.
               Casella Waste Management of Pennsylvania, Inc. Casella Waste Management, Inc.
               Data Destruction Services, Inc.
               Fairfield County Recycling, Inc.
               FCR Camden, Inc.
               FCR Florida, Inc.
               FCR Greensboro, Inc.
               FCR Greenville, Inc.
               FCR Morris, Inc.
               FCR Redemption, Inc.
               FCR Tennessee, Inc.
               FCR, Inc.
               Forest Acquisitions, Inc.
               Grasslands Inc.
               Hakes C & D Disposal, Inc.
               Hiram Hollow Regeneration Corp.
               The Hyland Facility Associates
               K-C International, Ltd.
               KTI Bio Fuels, Inc.
               KTI Environmental Group, Inc.
               KTI New Jersey Fibers, Inc.
               KTI Operations Inc.
               KTI Recycling of New England, Inc.
               KTI Specialty Waste Services, Inc.
               KTI, Inc.
               Maine Energy Recovery Company, Limited Partnership Mecklenburg County Recycling, Inc.
               Natural Environmental, Inc.
               New England Waste Services of Massachusetts, Inc. New England Waste Services of ME, Inc.
               New England Waste Services of N.Y., Inc.

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               New England Waste Services of Vermont, Inc.
               New England Waste Services, Inc.
               Newbury Waste Management, Inc.
               North Country Environmental Services, Inc.
               Northern Properties Corporation of Plattsburgh Northern Sanitation, Inc.
               PERC, Inc.
               PERC Management Company Limited Partnership
               Pine Tree Waste, Inc.
               R.A. Bronson Inc.
               ReSource Recovery of Cape Cod, Inc.
               ReSource Recovery Systems of Sarasota, Inc.
               ReSource Recovery Systems, Inc.
               ReSource Transfer Services, Inc.
               ReSource Waste Systems, Inc.
               Rochester Environmental Park, LLC
               Schultz Landfill, Inc.
               Sunderland Waste Management, Inc.
               U.S. Fiber, Inc.
               Waste-Stream Inc.
               Westfield Disposal Service, Inc.
               Winters Brothers, Inc.